Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Reports Second Quarter 2018 Results

MIAMI—July 26, 2018-- World Fuel Services Corporation (NYSE: INT)
Second-Quarter 2018 Highlights

•	GAAP net income of $28.7 million or $0.42 per diluted share

•	Adjusted net income of $31.7 million, or $0.47 per diluted share

•	Total of 5.1 billion gallons of fuel sold

•	Total gross profit of $246.2 million, up 7% year-over-year

•	Adjusted EBITDA of $84.2 million, up 8% year-over-year

“During the second quarter, our aviation segment posted record profitability,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “Our focus on operating efficiencies, portfolio refinement and organic growth initiatives should position the company for improved operating performance in 2018 and 2019.”

For the quarter, the company’s aviation segment generated gross profit of $127.4 million, an increase of 15% year-over-year, primarily driven by strong government-related sales and international core resale operations. The company’s marine segment generated gross profit of $30.2 million, a decrease of 8% year-over-year, primarily due to exiting low return activities. The company’s land segment generated gross profit of $88.6 million, up 2% year-over-year, driven by growth in our payment solutions business and natural gas and power operations, partially offset by our continued reduction of certain non-core activities in North America.

“Our business performed well and recent cost management initiatives have contributed to a 170 basis point improvement in operating leverage during the first half of the year compared to 2017. These actions contributed to year-over-year adjusted EBITDA improvement for the fifth consecutive quarter,” said Ira M. Birns, executive vice president and chief financial officer. “We remain committed to improving our operating leverage by 250 basis points in 2018 and 2019, which will aid us in growing future profitability and free cash flow.”

Liquidity and Capital

Cash flow generated from operating activities was $0.3 million for the second quarter of 2018. This reflects the impact of a change in classification of $121.8 million of cash proceeds received from the beneficial interest of receivables sold from cash flow from operating activities to cash flow from investing activities due to a recently adopted accounting standard beginning in 2018. Strong working capital management contributed to a reduction of our net debt to adjusted EBITDA ratio to 1.9x at June 30, 2018 from 2.2x at March 31, 2018.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), and net debt (collectively, the “Non-GAAP Measures”). The Non-GAAP measures exclude acquisition-related charges and severance and restructuring charges primarily because we do not believe they are reflective of the Company’s core operating results. We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our focus on operating efficiencies, portfolio refinement and organic growth initiatives and its impact on operating performance in 2018 and 2019, as well as our expectations about improvements to our operating leverage and growing future profitability and free cash flow. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively leverage technology and operating systems and realize the anticipated benefits, our ability to successfully execute and achieve efficiencies and other benefits related to our transformation initiatives, our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, our ability to successfully implement our growth strategy, our ability to effectively integrate acquired businesses and recognize the anticipated benefits, risks related to the complexity of U.S. Tax Reform and our ability to accurately predict its impact on our returns, our ability to capitalize on new market opportunities and changes in supply and other market dynamics in the regions where we operate, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, risks related to the complexity of U.S. Tax Reform and our ability to accurately predict its impact on our future earnings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	June 30,	December 31,
	2018	2017
Assets:
Current assets:
Cash and cash equivalents	$187.6	$372.3
Accounts receivable, net	2,951.9	2,705.6
Inventories	559.2	505.0
Prepaid expenses	59.8	64.4
Short-term derivative assets, net	70.6	51.1
Other current assets	247.8	241.9
Total current assets	4,076.8	3,940.4
Property and equipment, net	335.0	329.8
Goodwill	856.7	845.5
Identifiable intangible and other non-current assets	488.6	472.1
Total assets	$5,757.0	$5,587.8
Liabilities:
Current liabilities:
Current maturities of long-term debt and capital leases	$33.7	$25.6
Accounts payable	2,536.0	2,239.7
Customer deposits	95.0	108.3
Accrued expenses and other current liabilities	348.8	344.9
Total current liabilities	3,013.5	2,718.6
Long-term debt	731.6	884.6
Non-current income tax liabilities, net	187.2	202.4
Other long-term liabilities	49.5	44.2
Total liabilities	3,981.7	3,849.8
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 67.8 and 67.7 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	0.7	0.7
Capital in excess of par value	359.3	354.9
Retained earnings	1,546.3	1,492.8
Accumulated other comprehensive loss	(146.3)	(126.5)
Total World Fuel shareholders' equity	1,760.0	1,721.9
Noncontrolling interest	15.3	16.0
Total equity	1,775.3	1,738.0
Total liabilities and equity	$5,757.0	$5,587.8

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$10,150.8	$8,086.2	$19,332.2	$16,280.4
Cost of revenue	9,904.7	7,855.2	18,842.6	15,818.0
Gross profit	246.2	231.0	489.6	462.4
Operating expenses:
Compensation and employee benefits	110.2	102.3	224.1	206.8
General and administrative	74.9	77.4	147.2	154.0
	185.1	179.7	371.3	360.9
Income from operations	61.1	51.2	118.3	101.6
Non-operating expenses, net:
Interest expense and other financing costs, net	(17.9)	(13.8)	(34.2)	(26.5)
Other expense, net	(1.6)	(2.6)	(3.9)	(4.1)
	(19.5)	(16.4)	(38.1)	(30.6)
Income before income taxes	41.6	34.9	80.2	70.9
Provision for income taxes	12.4	4.6	19.7	9.6
Net income including noncontrolling interest	29.2	30.3	60.5	61.3
Net income attributable to noncontrolling interest	0.5	0.2	0.6	—
Net income attributable to World Fuel	$28.7	$30.0	$59.9	$61.4

Basic earnings per common share	$0.42	$0.44	$0.89	$0.90

Basic weighted average common shares	67.7	68.4	67.6	68.5

Diluted earnings per common share	$0.42	$0.44	$0.88	$0.89

Diluted weighted average common shares	68.0	68.7	67.9	68.9

Comprehensive income:
Net income including noncontrolling interest	$29.2	$30.3	$60.5	$61.3
Other comprehensive income (loss):
Foreign currency translation adjustments	(28.6)	11.2	(18.3)	17.6
Cash flow hedges, net of income tax expense of $3.1 for the three months ended June 30, 2018 and net of income tax benefit of $1.1 and income tax expense of $6.6 for the six months ended June 30, 2018 and 2017, respectively	6.9	—	(2.8)	10.5
Other comprehensive income (loss):	(21.7)	11.2	(21.1)	28.1
Comprehensive income including noncontrolling interest	7.5	41.5	39.3	89.4
Comprehensive (loss) income attributable to noncontrolling interest	(1.1)	1.1	(1.3)	1.0
Comprehensive income attributable to World Fuel	$8.6	$40.3	$40.7	$88.4

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$29.2	$30.3	$60.5	$61.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	19.6	20.8	38.4	43.3
Provision for bad debt	2.3	1.5	4.0	3.9
Share-based payment award compensation costs	2.2	5.2	6.4	9.2
Deferred income tax provision (benefit)	6.0	(1.7)	(1.0)	(8.0)
Foreign currency gains, net	(5.0)	(3.4)	(2.5)	(6.5)
Other	(0.3)	(0.8)	0.4	(1.8)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net (reduced by beneficial interests received in exchange for accounts receivables sold of $122.5 million and $83.2 million for the three months ended June 30, 2018 and 2017, respectively, and $241.5 million and $157.1 million for the six months ended June 30, 2018 and 2017, respectively.)	(428.5)	(104.4)	(499.7)	(47.7)
Inventories	28.0	14.5	(56.7)	15.2
Prepaid expenses	(3.9)	0.5	2.1	0.3
Short-term derivative assets, net	(19.3)	4.0	(22.0)	14.2
Other current assets	(6.7)	(18.0)	(32.2)	3.1
Cash collateral with financial counterparties	20.5	(21.7)	41.7	(5.9)
Other non-current assets	(4.4)	(16.4)	(32.8)	(12.4)
Accounts payable	351.8	57.4	301.0	12.8
Customer deposits	(6.9)	(8.3)	(12.2)	(1.0)
Accrued expenses and other current liabilities	7.7	(18.1)	(22.5)	(72.7)
Non-current income tax, net and other long-term liabilities	7.9	(6.0)	(1.4)	(8.1)
Total adjustments	(28.9)	(95.0)	(289.1)	(61.9)
Net cash provided by (used in) operating activities	0.3	(64.7)	(228.6)	(0.6)
Cash flows from investing activities:
Cash receipts of retained beneficial interests in receivable sales	121.8	83.5	241.9	156.4
Acquisition of businesses, net of cash acquired	1.0	(0.4)	(21.0)	(88.4)
Capital expenditures	(13.4)	(21.4)	(28.9)	(31.5)
Other investing activities, net	4.1	(0.6)	7.6	(0.4)
Net cash provided by investing activities	113.4	61.1	199.5	36.0
Cash flows from financing activities:
Borrowings of debt	1,406.1	1,173.0	2,875.0	1,991.8
Repayments of debt	(1,474.5)	(1,188.6)	(3,019.5)	(2,111.1)
Dividends paid on common stock	(4.0)	(4.1)	(8.1)	(8.2)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(1.6)	(2.7)	(2.1)	(3.9)
Purchases of common stock	—	(20.8)	—	(31.9)
Other financing activities, net	—	(0.3)	—	(0.4)
Net cash used in financing activities	(73.9)	(43.5)	(154.7)	(163.7)
Effect of exchange rate changes on cash and cash equivalents	(5.1)	3.4	(1.1)	5.2
Net increase (decrease) in cash and cash equivalents	34.7	(43.7)	(184.8)	(123.0)
Cash and cash equivalents, as of beginning of period	152.9	619.3	372.3	698.6
Cash and cash equivalents, as of end of period	$187.6	$575.6	$187.6	$575.6

* The adoption of ASU 2016-15 resulted in operating cash flow decreases and investing cash flow increases of $121.8 million and $83.5 million for the three months ended June 30, 2018 and 2017, respectively, and $241.9 million and $156.4 million for the six months ended June 30, 2018 and 2017, respectively.

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Non-GAAP financial measures and reconciliation:	2018	2017	2018	2017
Net income attributable to World Fuel	$28.7	$30.0	$59.9	$61.4
Acquisition related charges	0.8	2.6	1.4	5.5
Severance and other restructuring-related costs	2.7	3.1	7.0	5.0
Income tax impacts	(0.6)	(1.5)	(1.7)	(3.0)
Adjusted net income attributable to World Fuel	$31.7	$34.2	$66.7	$68.8

Diluted earnings per common share	$0.42	$0.44	$0.88	$0.89
Acquisition related charges	0.01	0.04	0.02	0.08
Severance and other restructuring-related costs	0.04	0.05	0.10	0.07
Income tax impacts	(0.01)	(0.02)	(0.02)	(0.04)
Adjusted diluted earnings per common share	$0.47	$0.50	$0.98	$1.00

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Non-GAAP financial measures and reconciliation:	2018	2017	2018	2017
Income from operations	$61.1	$51.2	$118.3	$101.6
Depreciation and amortization	19.6	20.8	38.4	43.3
Acquisition-related charges	0.8	2.6	1.4	5.5
Severance and other restructuring-related costs	2.7	3.1	7.0	4.4
Adjusted EBITDA(1)	$84.2	$77.7	$165.1	$154.8

(1)
The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and are not representative of our core business, including those associated with severance, restructuring and acquisition-related costs.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Revenue:	2018	2017	2018	2017
Aviation segment	$4,900.7	$3,508.4	$9,193.6	$6,825.8
Land segment	2,960.2	2,564.0	5,820.9	5,347.4
Marine segment	2,289.9	2,013.8	4,317.7	4,107.3
	$10,150.8	$8,086.2	$19,332.2	$16,280.4
Gross profit:
Aviation segment	$127.4	$110.9	$237.3	$210.8
Land segment	88.6	87.2	190.8	185.0
Marine segment	30.2	32.9	61.5	66.6
	$246.2	$231.0	$489.6	$462.4
Income from operations:
Aviation segment	$64.2	$49.7	$112.0	$90.2
Land segment	10.2	12.2	29.9	33.6
Marine segment	7.9	7.2	16.4	15.5
	82.3	69.2	158.3	139.3
Corporate overhead - unallocated	(21.2)	(17.9)	(40.0)	(37.7)
	$61.1	$51.2	$118.3	$101.6

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Volume (Gallons):	2018	2017	2018	2017
Aviation Segment	2,090.3	2,031.5	4,057.4	3,862.5
Land Segment (1)	1,432.4	1,472.3	2,890.7	2,969.4
Marine Segment (2)	1,554.3	1,785.4	3,078.9	3,589.1
Consolidated Total	5,077.0	5,289.3	10,027.0	10,421.0

(1)	Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (KwH) for our Kinect power business.

(2)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 5.9 and 11.7 for the three and six months ended June 30, 2018.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer & Investor Relations